                                                                EXHIBIT(a)(2)(c)

                      CERTIFICATE OF TRUST OF DECS TRUST V

          This Restated Certificate of Trust of DECS Trust V (the "Trust"), dated August 5, 1999, is being duly executed and filed by Donald J. Puglisi, William R. Latham III and James B. O'Neill, as trustees, to restate the amended and restated Certificate of Trust, which was filed on July 14, 1999, with the Secretary of the State of Delaware under the Delaware Business Trust Act (12 Del. C. (S) 3801, et seq.) (the "Original Certificate of Trust").

          The Original Certificate of Trust is hereby restated in its entirety to read as follows:

          1.    Name.  The name of the business trust formed hereby is DECS
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Trust V.

          2.    Registered Office; Registered Agent.  The business address of
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the registered office of the Trust in the State of Delaware is c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19715. The name of the Trust's registered agent at such address is Puglisi & Associates.

          3.    Effective Date.  This Certificate of Trust shall be effective
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upon the date and time of filing.

          4. The Trust is to be registered under the Investment Company Act of 1940, as amended, prior to the issuance of beneficial interests in the Trust.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                        /s/ Donald J. Puglisi
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                                        Donald J. Puglisi, Managing Trustee


                                        /s/ William R. Latham III
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                                        William R. Latham III, Trustee


                                        /s/ James B. O'Neil
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                                        James B. O'Neill, Trustee